EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact:

Judith Wawroski

Treasurer

International Bancshares Corporation

(956) 722-7611 (Laredo)

INTERNATIONAL BANCSHARES CORPORATION

ANNOUNCES 27% INCREASE IN CASH DIVIDEND

LAREDO, Texas,  September 27, 2018 - International Bancshares Corporation (“IBC”), a multi-bank financial holding company, (NASDAQ: IBOC)  announced today that its Board of Directors approved the declaration of a .42 cents per share cash dividend for shareholders of record of Common Stock, $1.00 par value, as of the close of business on October 9, 2018, payable on October 16, 2018.  This is an increase of .09 cents, or 27%, per share from the previous dividend of .33 cents per share.

“This significant increase in the cash dividend was made possible because of our Company’s strong earnings performance augmented by the benefits of the recent tax cut, and the very strong capital position of the Company,” said Dennis E. Nixon, President and CEO of IBC.

IBC (NASDAQ:IBOC - News) is a multi-bank financial holding company with approximately $12 billion in assets headquartered in Laredo, Texas, with 188 facilities and 291 ATMs serving 90 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to future developments or events, expectations, plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties, including those detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at http://www.sec.gov/edgar.shtml or IBC’s website at http://www.ibc.com.